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                                                                   Exhibit 10.32


                           [SILICON VALLEY BANK LOGO]

                               SILICON VALLEY BANK
                            3003 Tasman Drive/HF 226
                              Santa Clara, CA 95054
                       (408) 654-1000 - Fax (408) 980-6410


         This Restated NON-RECOURSE RECEIVABLES PURCHASE AGREEMENT effective as of September 25, 2001, restates that certain NON RECOURSE RECEIVABLES PURCHASE AGREEMENT (the "Agreement"), dated as of September 25, 2001, between SILICON VALLEY BANK, ("Buyer") and HARMONIC INC., ("Seller"), with its chief executive office at 549 Baltic Way, Sunnyvale, California 94089 and with a FAX number of
(408) 542-2516.

         1. Definitions. In this Agreement:

                  1.1 "Payment" is when Buyer has received payments equal to the Total Purchased Receivables.

                  1.2 "Purchased Receivables" is all accounts, receivables, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, bankers acceptances other rights to payment and all proceeds arising from the invoices and other agreements on the Schedule.

                  1.3 "Related Property" is all returned or rejected goods connected with the Purchased Receivables or books and records about the Purchased Receivables or returned or rejected goods; or proceeds from voluntary or involuntary dispositions, including insurance proceeds.

                  1.4 "Schedule" is the attached schedule showing the: Purchase Date, Due Date, Total Purchased Receivables, Discount Rate, Purchase Price, Administrative Fee and Interest Reserve amount.

         2. Purchase and Sale of Receivables.

                  2.1 Sale and Purchase. On the Purchase Date, Seller sells and Buyer buys Seller's right, title, and interest (but none of Sellers obligations) to payment from any person liable on a Purchased Receivable, ("Account Debtors").

         Each purchase and sale is at Buyer's and Seller's discretion. Buyer will not (i) pay Seller an aggregate outstanding amount exceeding $10,000,000.00 or (ii) buy any Purchased Receivable after September 24, 2002 (the "Maturity Date"). Each purchase and sale will be on an assignment form acceptable to Buyer.

                  2.2 Payment of Purchase Price and Late Payment.

                           (a) Payment of Purchase Price. For each Purchased
Receivable, Buyer will pay Seller, on the Purchase Date, the Purchase Price, less the Administrative Fee and legal fees (if any).

                           (b) Late Payment. If Payment is made after the Due
Date, as listed on the Schedule, then on the earlier of Payment or 90 days, Seller will also pay Buyer the product of the Discount Rate and the average daily balance of the unpaid Purchased Receivable multiplied by the number of days between the scheduled payment date or the earlier of the date of actual payment or 90 days after the scheduled payment date, divided by 360.


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                  2.3 Seller may not sell or convey any interest in Related
Property without Buyer's prior written consent. Seller will sign UCC financing statements and any other instruments or documents to evidence, perfect or protect Buyer's interests in the Purchased Receivables and Related Property. Seller will deliver to Buyer all original instruments, chattel paper and documents about Purchased Receivables and Related Property.

         3. Collections, Payments and Remittances.

                  3.1 Application of Payments. All payments for any Purchased Receivable, received by Seller or Buyer, are Buyer's property.

                  3.2 Collection by Seller.

                           (a) Buyer appoints Seller its attorney-in-fact to
receive payments and enforce its rights and designates Seller it's assignee for collection. Seller will use diligence and commercially reasonable means to collect Purchased Receivables. Buyer may revoke these appointments at any time.

                           (b) Seller will begin legal proceedings about
Purchased Receivables in its name (as Buyer's assignee for collection or enforcement) or, with Buyer's prior written consent, in Buyer's name. Seller will not make Buyer party to any litigation or arbitration without Buyer's written consent.

                           (c) Seller will hold in trust for and give Buyer: (i)
all payments made by Account Debtors, and (ii) all instruments, chattel paper and other proceeds of the Purchased Receivables.

                           (d) Unless an Event of Repurchase occurs and
continues Seller will remit payments to Buyer on the last business day of each week ("Settlement Date") starting the week after the Purchase Date. On each Settlement Date Seller will deliver a report acceptable to Buyer of account activity (including dates and amounts of payments) and changes for each Purchased Receivable.

                  3.3 No Obligation to Take Action. Buyer has a right, but no obligation, to perform Seller's obligations or to take action on any Purchased Receivable (including on defaulted Purchased Receivables).

         4. Non-Recourse; Repurchase Obligations.

                  4.1 Non-Recourse and Seller's Agreement to Repurchase. Buyer acquires Purchased Receivables without recourse, except Seller will, at Buyer's option, repurchase from Buyer any Purchased Receivable for a purchase price equal to the unpaid portion of any Purchased Receivable:

                           (a) For which there has been any breach of warranty,
representation or covenant in this Agreement; or

                           (b) For which prior to full payment of such Purchased
Receivable the Account Debtor asserts any discount, payment amount agreed to by Seller that is less than the value of the Purchased Receivable, allowance, or right not to pay such Purchased Receivable based on any defense, right of offset, right of return, warranty claim, or other dispute relating to the property or product whose sale generated the Purchased Receivable.

Seller will reimburse Buyer for Buyer's reasonable attorneys' and professional fees and expenses and all court costs for collecting Purchased Receivables and/or enforcing its rights under this Agreement.

                  4.2 Payment to Buyer. Seller will pay Buyer in immediately available funds.

         5. Representations, Warranties and Covenants.


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                  5.1 Purchased Receivables - Warranties, Representations and
Covenants. Seller represents, warrants and covenants for each Purchased
Receivable:

                           (a) It is the owner with legal right to sell,
transfer and assign it;

                           (b) The correct amount is on the Schedule and is not
disputed;

                           (c) No payment is contingent on any obligation or
contract, and it has fulfilled all its obligations as of the Purchase Date;

                           (d) It is based on actual sale and delivery of goods
and/or services rendered, due no later than its Due Date and owing to Seller, it is not past due or in default, has not been previously sold, assigned, transferred, or pledged, and is free of any liens, security interests and encumbrances;

                           (e) There are no defenses, offsets, counterclaims or
agreements in which the Account Debtor may claim any deduction or discount;

                           (f) It reasonably believes no Account Debtor is
insolvent as defined in the United States Bankruptcy Code ("US Code") or the California Uniform Commercial Code ("UCC") and no Account Debtor has filed or had filed against it a voluntary or involuntary petition for relief under the US Code as of the purchase date; and

                           (g) No Account Debtor has objected to payment for or
the quality or quantity of the subject of the Purchased Receivable.

                  5.2 Additional Warranties, Representations and Covenants. Seller represents, warrants and covenants:

                           (a) Its name, form of organization, chief executive
office, and the place where the records about all Purchased Receivables are kept is shown at the beginning of this Agreement and it will give Buyer at least 10 days prior written notice of changes to its name, organization, chief executive office or location of records.

                           (b) It has not filed a voluntary petition or had
filed against it an involuntary petition under the US Code and does not anticipate any filing;

                           (c) If Payment of any Purchased Receivable does not
occur by its Due Date then Seller will provide a written report, within 10 days, of the reasons for the delay.

                           (d) While any Purchased Receivable is outstanding,
Seller will give Buyer copies of all Forms 10-K, 10-Q and 8-K (or equivalents) within 5 days of its filing with the Securities and Exchange Commission.

         6. Adjustments. If any Account Debtor asserts a discount, allowance, return, offset, defense, warranty claim, or the like (an "Adjustment") Seller will promptly advise Buyer and, with Buyer's approval, resolve the dispute. Seller will resell any rejected, returned, or recovered personal property for Buyer, at Seller's expense, with the proceeds payable to Buyer. While Seller has returned goods that are Buyer's property, Seller will segregate and mark them "property of Silicon Valley Bank." Buyer owns the Purchased Receivables and until Payment has the right to take possession of any rejected, returned, or recovered personal property.

         7. Indemnification.

                           (a) If any Account Debtor is released from any
payment obligation for any Purchased Receivable because of: (i) Seller's act or omission; or (ii) any of the documentation about the Purchased Receivables which results in termination of any part of the Account Debtor's obligation for the


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Purchased Receivables, then Seller will pay Buyer the lesser of the amount of the Purchased Receivable not payable or the unpaid portion of the Purchased Receivable.

                           (b) Seller indemnifies and holds Buyer harmless from
any taxes from this transaction (except Buyer's income taxes) and costs, expenses and reasonable attorney fees if Buyer promptly notifies it of any taxes of which Buyer has notice.

         8. Repurchase Events. Any of the following is an Event of Repurchase:

                           (a) Seller fails to pay Buyer any amount when due
under Section 2.2(b), 3.2(c), 3.2(d), 4.1, 7 or 10;

                           (b) An involuntary lien, garnishment, attachment or
the like is issued against or attaches to the Purchased Receivables or Related Property; and

                           (c) Seller breaches a covenant, agreement, warranty,
or representation in this Agreement and the breach is not cured to Buyer's satisfaction within 10 days after Buyer gives Seller oral or written notice. A breach that cannot be cured is an immediate default.

         9. Repurchase Option. When an Event of Repurchase occurs Buyer shall have a right to require Seller to repurchase all of the affected Purchased Receivables for a purchase price equal to the amount(s) specified in Section
4.1. Buyer shall also have all rights and remedies under this Agreement and the law, including those of a secured party under the UCC, and the right to collect, dispose of, sell, lease or use all Purchased Receivables and Related Property.

         10. Fees, Costs and Expenses. Immediately on demand Seller will pay all reasonable fees, costs and expenses (including attorney and professional fees) that Buyer incurs from (a) preparing, negotiating, administering and enforcing this Agreement or any other agreement, including amendments, waivers or consents, (b) litigation or disputes relating to the Purchased Receivables, the Related Property, this Agreement or any other agreement, (c) enforcing rights against Seller, (d) protecting or enforcing its title to the Purchased Receivables or its security interest in the Related Property, (e) collecting any amounts due from Seller or for a Purchased Receivable under a breach of Seller's representation, warranty or covenant and (f) any bankruptcy case or insolvency proceeding involving Seller.

         11. Choice of Law, Venue and Jury Trial Waiver. California law governs this Agreement. Seller and Buyer each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

SELLER AND BUYER EACH WAIVE ITS RIGHT TO A JURY TRIAL FROM ANY CAUSE OF ACTION RELATED TO AGREEMENT, INCLUDING CONTRACT, TORT, BREACH OF DUTY OR OTHER CLAIM. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

         12. Notices. Notices or demands by either party about this Agreement must be in writing and personally delivered or sent by an overnight delivery service, by certified mail postage prepaid return receipt requested, or by FAX to the addresses below:

         Seller:  HARMONIC INC.
                  549 Baltic Way
                  Sunnyvale, California 94089
                  Attn: Chief Financial Officer
                  FAX:  (408) 542-2513

         Buyer:   Silicon Valley Bank
                  3003 Tasman Drive, HF 226


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                  Santa Clara, CA 95054
                  Attn:      Credit Manager
                  FAX:  (408) 980-6410

         A party may change notice address by written notice to the other party.

         13. General Provisions.

                  13.1 Successors and Assigns. This Agreement binds and is for the benefit of successors and permitted assigns of each party. Seller may not assign this Agreement or any rights under it without Buyer's prior written consent which may be granted or withheld in Buyer's discretion. Buyer may, without the consent of or notice to Seller, sell, transfer, or grant participation in any part of Buyer's obligations, rights or benefits under this Agreement.

                  13.2 Indemnification. Seller will indemnify, defend and hold harmless Buyer and its officers, employees, and agents against: (a) obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) losses or expenses incurred, or paid by Seller from or consequential to transactions between Buyer and Seller (including reasonable attorneys fees and expenses), except for losses caused by Buyer's gross negligence or willful misconduct.

                  13.3 Time of Essence. Time is of the essence for performance of all obligations in this Agreement.

                  13.4 Severability of Provision. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

                  13.5 Amendments in Writing, Integration. All amendments to this Agreement must be in writing. This Agreement is the entire agreement about this subject matter and supersedes prior negotiations or agreements.

                  13.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts and when executed and delivered are one Agreement.

                  13.7 Survival. All covenants, representations and warranties made in this Agreement continue in full force while any Purchased Receivable amount remains outstanding. Seller's indemnification obligations survive until all statutes of limitations for actions that may be brought against Buyer have run.

                  13.8 Confidential Information. Buyer will use the same degree of care in handling Seller's confidential information that it uses for its own proprietary information, but may disclose information; (i) to its subsidiaries or affiliates in connection with their business with Seller, (ii) to prospective transferees or purchasers of any interest in the Agreement, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with an examination or audit and (v) as it considers appropriate exercising the remedies under this Agreement. Confidential information does not include information that is either: (a) in the public domain or in Buyer's possession when disclosed, or becomes part of the public domain after disclosure to Buyer; or (b) disclosed to Buyer by a third party, if Buyer does not know that the third party is prohibited from disclosing the information.


SELLER: HARMONIC INC.


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By ______________________________

Title ___________________________


BUYER: SILICON VALLEY BANK


By ______________________________

Title ___________________________


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                        SCHEDULE DATED __________________
                                       TO
                   NON-RECOURSE RECEIVABLES PURCHASE AGREEMENT
                         DATED AS OF SEPTEMBER 25, 2001



SELLER:                      HARMONIC INC.

BUYER:                       SILICON VALLEY BANK

PURCHASE DATE:               ______________________________________

DUE DATE:                    _____ days from Purchase Date

TOTAL PURCHASED RECEIVABLES: $______________________(List of Receivables total)

DISCOUNT RATE:               _________% (Buyer's most recently announced Prime
                             Rate plus 1.50% per annum (for domestic and Canadian receivables with a discount period of 90 days or less))
                             _________% (Buyer's most recently announced Prime
                             Rate plus 2.00% per annum (for foreign receivables with a discount period of 90 days or less))

PURCHASE PRICE:              $________________ (is _________ % of the Total
                             Purchased Receivables which is the straight discount of the Total Purchased Receivables discounted from the Due Date to the Purchase Date at the Discount Rate).

ADMINISTRATIVE FEE:          (a) If quarterly Total Purchased Receivables are
                             equal to or less than $2,500,000.00 then the Administrative Fee will be an amount equal to .50% multiplied by the Total Purchased Receivables;

                             (b) If Total Purchased Receivable are greater than $2,500,000.00 but less than $7,499,999.99 then the
                             Administrative Fee will be an amount equal to .25% multiplied by the Total Purchased Receivables;

                             (c) No Administrative Fee if Total Purchased
                             Receivables are equal to or greater than $7,500,000.00.

Seller warrants and represents that (a) its warranties and representations in the Agreement are true and correct as of the date of this Schedule and (b) no Event of Default has occurred under the Agreement.


SELLER:           HARMONIC INC.

By:               ________________________

Title:            ________________________



BUYER:            SILICON VALLEY BANK

By:               ________________________

Title:            ________________________


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                           CORPORATE RESOLUTION TO SELL


I, the Secretary or Assistant Secretary of HARMONIC INC. (the "Seller") CERTIFIES that:

         The Seller is a Delaware corporation, and

         Attachments 1 and 2 are copies of Seller's Articles of Incorporation and Bylaws which are currently effective, and

         At a duly held meeting of Seller's directors at which a quorum was present (or by other authorized corporate action) the following resolutions were adopted:

         "RESOLVED THAT any ( 1 ) of the following officers of Seller, whose signatures are below:

Name                           Title                    Signature

--------------------           -------------------      -----------------------

--------------------           -------------------      -----------------------

--------------------           -------------------      -----------------------

--------------------           -------------------      -----------------------

         acting for Seller are authorized to:

         EXECUTE PURCHASE AGREEMENT. To enter a Non-Recourse Receivable Purchase Agreement with Silicon Valley Bank ("Buyer") on terms agreed by them and Buyer for the sale of certain of Seller's accounts receivable and to execute renewals, extensions, modifications, refinancings, consolidations or substitutions of any accounts receivable and to do other acts and things and execute and deliver other documents that they consider necessary to carry out the effect of these Resolutions.

         FURTHER ACTS. To designate other individuals as authorized to request that Buyer purchase additional accounts receivable under the Non-Recourse Receivable Purchase Agreement.

         FURTHER RESOLVED THAT:

         any acts authorized by these Resolutions but performed before their passage are ratified, and these Resolutions remain effective and Buyer may rely on them until it receives written notice of their revocation, but that notice will not affect any of Seller's agreements or commitments then effective."

I ALSO CERTIFY that the officers or agents above are duly elected or appointed by Seller and hold the positions opposite their names and that the their signatures are true and that the Resolutions are effective and have not been modified or revoked.


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(signature)  Assistant Secretary or Secretary             Date